                                                               SF Partnership, LLP

                                                                                                                                       Chartered Accounts

                                                                            April 10, 2007
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read the statement about our firm included under Item 4.01 of the Form 8-K dated April 10, 2007, with regards to the change in auditors for Cintel Corp, and agree with the statements regarding our firm contained in the Form 8-K.

                                                                                SF Partnership, LLP

The Madison Centre, 4950 Yonge Street, Suite 400, Toronto, Ontario Canada M2N 6K1
Telephone 416-250-1212 Fax 416-250-1225 email general@sfgroup.ca www.sfgroup.ca